                                                                  EXHIBIT 99.10r

                                    FORM OF
                     AMENDMENT NO. 9 TO MASTER DISTRIBUTION
                    AND INDIVIDUAL SHAREHOLDER SERVICES PLAN
                                       OF
                      AMERICAN CENTURY CALIFORNIA TAX-FREE
                               AND MUNICIPAL FUNDS
                    AMERICAN CENTURY GOVERNMENT INCOME TRUST
                        AMERICAN CENTURY INVESTMENT TRUST
                        AMERICAN CENTURY MUNICIPAL TRUST
                    AMERICAN CENTURY TARGET MATURITIES TRUST
                AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.

                                     C CLASS

     THIS  AMENDMENT NO. 9 TO MASTER  DISTRIBUTION  AND  INDIVIDUAL  SHAREHOLDER
SERVICES  PLAN is made as of the 31st day of March,  2006,  by each of the above named  corporations  (the "Issuers").  Capitalized  terms not otherwise  defined herein shall have the meaning  ascribed to them in the Master  Distribution  and
Individual Shareholder Services Plan.

                                    RECITALS

     WHEREAS,  the Issuers  (other than  American  Century  Quantitative  Equity
Funds, Inc., a Maryland  corporation  ("ACQEF,  Inc.")) are parties to a certain
Master Distribution and Individual Shareholder Services Plan dated September 16,
2000, to be effective May 1, 2001 and amended August 1, 2001,  December 3, 2001,
July 1, 2002,  September 3, 2002,  January 2, 2004, May 1, 2004, May 1, 2005 and
September 29, 2005 (the "Plan"); and

     WHEREAS, American Century Investment Trust has added two new series, Select
Bond Fund and High-Yield Bond Fund (the "New ACIT Funds"); and

     WHEREAS, American Century Municipal Trust has added a new series, Long-Term
Tax-Free Fund (the "New ACMT Fund"  collectively  with New ACIT Funds,  the "New
Funds"); and

     WHEREAS,  the parties  desire to amend the Plan to adopt the Plan on behalf of the New Funds;

       NOW,  THEREFORE,  in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

     1. Schedule A to the Plan is hereby amended by deleting the text thereof in its entirety and inserting in lieu therefor the Schedule A attached hereto.

     2. After the date  hereof,  all  references  to the Plan shall be deemed to mean the Master  Distribution  and  Individual  Shareholder  Services  Plan,  as
amended by this Amendment No. 9.

     3. In the event of a conflict between the terms of this Amendment No. 9 and the Plan,  it is the  intention of the parties that the terms of this  Amendment
No. 9 shall  control and

                                       1

the Plan shall be interpreted on that basis. To the extent the provisions of the
Plan have not been amended by this  Amendment No. 9, the parties  hereby confirm and ratify the Plan.

     4. This Amendment No. 9 may be executed in two or more  counterparts,  each of which shall be an original and all of which  together  shall  constitute  one instrument.

     IN WITNESS  WHEREOF,  the undersigned have executed this Amendment No. 9 as of the date first above written.

                        AMERICAN CENTURY CALIFORNIA TAX-FREE AND MUNICIPAL FUNDS
                        AMERICAN CENTURY GOVERNMENT INCOME TRUST
                        AMERICAN CENTURY INVESTMENT TRUST
                        AMERICAN CENTURY MUNICIPAL TRUST
                        AMERICAN CENTURY TARGET MATURITIES TRUST
                        AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.

                        BY:
                              ------------------------------------------
                              Charles A. Etherington
                              Vice President of each of the Issuers

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                                   SCHEDULE A

                         SERIES OFFERING C CLASS SHARES

SERIES                                                     DATE PLAN ADOPTED
------                                                     -----------------

AMERICAN CENTURY CALIFORNIA TAX-FREE AND
MUNICIPAL FUNDS
>>California High-Yield Municipal                          May 1, 2001
>>California Intermediate-Term Tax-Free                    May 1, 2001
>>California Long-Term Tax-Free                            May 1, 2001

AMERICAN CENTURY GOVERNMENT INCOME TRUST
>>Ginnie Mae Fund                                          May 1, 2001

AMERICAN CENTURY INVESTMENT TRUST
>>Diversified Bond Fund                                    September 3, 2002
>>Prime Money Market Fund                                  May 1, 2001
>>High-Yield Fund                                          July 2, 2002
>>Inflation Protection Bond Fund                           May 1, 2005
>>Select Bond Fund                                         March 31, 2006
>>High-Yield Bond Fund                                     March 31, 2006

AMERICAN CENTURY MUNICIPAL TRUST
>>Arizona Municipal Bond Fund                              May 1, 2001
>>Florida Municipal Bond Fund                              May 1, 2001
>>High-Yield Municipal Fund                                May 1, 2001
>>Tax-Free Bond Fund                                       May 1, 2001
>>Long-Term Tax-Free Fund                                  March 31,2006

AMERICAN CENTURY TARGET MATURITIES TRUST
>>Target 2030 Fund                                         May 1, 2001

AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.
>>Equity Growth Fund                                       May 1, 2004
>>Income & Growth Fund                                     May 1, 2004
>>Long-Short Equity Fund                                   September 29, 2005

By:
       -----------------------------------------------
Name:  Charles A. Etherington
Title: Vice President
Date:  March 31, 2006

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